UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 27, 2007

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

1030 NORTH ORANGE AVENUE, SUITE 105

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

Registrant’s telephone number, including area code: (407) 367-0944

Registrant’s facsimile number, including area code: (407) 367-0950

Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Ring Rescission

On October 1, 2005, PainCare Holdings, Inc. (“PainCare”) and PainCare Acquisition Company XXIII, Inc. (“PainCare Sub XXIII” and together with PainCare the “Sellers”), Floyd O. Ring Jr., M.D., P.C. (the “Original Ring Practice”), Rocky Mountain Pain Consultants, P.C. (the “Ring Practice”) and Floyd O. Ring, Jr., M.D. (“Dr. Ring” and together with the Practice the “Purchasers”) effected a series of related transactions (the “Ring Purchase Transactions”) by which: (i) Dr. Ring formed the Ring Practice and (a) the Original Ring Practice transferred all right title and interest to its medical assets to the Ring Practice, and (b) the Ring Practice assumed certain contracts and liabilities of the Original Ring Practice in order for the Ring Practice to continue the business of the Original Ring Practice; (ii) PainCare Sub XXIII acquired all of the non-medical assets of the Original Ring Practice pursuant to that certain merger agreement and plan of reorganization dated October 1, 2005 (the “Ring Merger Agreement”); and (iii) the Ring Practice and PainCare Sub XXIII entered into that certain management services agreement, dated October 1, 2005 (the “Ring Management Agreement”) pursuant to which PainCare Sub XXIII would manage the business operations of the Ring Practice.

On July 27, 2007, the Ring Sellers and the Ring Purchasers entered into a settlement agreement (the “Ring Settlement Agreement”) and a series of ancillary documents pursuant to which the parties severed completely the relationship between the Ring Sellers and the Ring Purchasers created by the Ring Purchase Transactions in the following manner: (i) PainCare Sub XXIII sold to the Ring Practice certain non-medical assets for a purchase price of $300,000, subject to adjustment, plus the total amount of proceeds generated from the sale of 488,064 shares of common stock of PainCare owned by Dr. Ring; (ii) PainCare Sub XXIII and the Ring Practice terminated the Ring Management Agreement and any and all other agreements between the parties; and (iii) the parties entered into general release agreements.

The description of the Ring Settlement Agreement and the ancillary documents set forth herein is qualified in its entirety by the specific terms of the Ring Settlement Agreement, a copy of which is attached hereto as an Exhibit.

Cohen Rescission

On August 9, 2005, PainCare and PainCare Acquisition Company XVIII, Inc. (“PainCare Sub XVIII” and together with PainCare the “Cohen Sellers”), Piedmont Centers for Spinal Disorders, P.C. (the “Original Cohen Practice”), Piedmont Centers for Spinal Disorders of Virginia, P.C. (the “Cohen Practice”) and Lawrence F. Cohen, M.D. (“Dr. Cohen” and together with the Cohen Practice the “Cohen Purchasers”) effected a series of related transactions (the “Cohen Purchase Transactions”) by which: (i) Dr. Cohen formed the Cohen Practice and (a) the Original Cohen Practice transferred all right title and interest to its medical assets to the Cohen Practice, and (b) the Cohen Practice assumed certain contracts and liabilities of the Original Cohen Practice in order for the Cohen Practice to continue the business of the Original Cohen Practice; (ii) PainCare Sub XVIII acquired all of the non-medical assets of the Original Cohen Practice pursuant to that certain merger agreement and plan of reorganization dated August 9, 2005 (the “Cohen Merger Agreement”); and (iii) the Cohen Practice and PainCare Sub XVIII entered into that certain management services agreement, dated August 9, 2005 (the “Cohen Management Agreement”) pursuant to which PainCare Sub XVIII would manage the business operations of the Cohen Practice.

On July 31, 2007, the Cohen Sellers and the Cohen Purchasers entered into a settlement agreement (the “Cohen Settlement Agreement”) and a series of ancillary documents pursuant to which the parties severed completely the relationship between the Cohen Sellers and the Cohen Purchasers created by the Cohen Purchase Transactions in the following manner: (i) PainCare Sub XVIII sold to the Cohen Practice certain non-medical assets for a purchase price of $152,000 plus the total amount of proceeds generated from the sale of 80,000 shares of common stock of PainCare owned by Dr. Cohen; (ii) PainCare Sub XVIII and the Cohen Practice terminated the Cohen Management Agreement and any and all other agreements between the parties; and (iii) the parties entered into general release agreements.

The description of the Cohen Settlement Agreement and the ancillary documents set forth herein is qualified in its entirety by the specific terms of the Cohen Settlement Agreement, a copy of which is attached hereto as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Ring Settlement Agreement.

	99.2	Cohen Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated August 2, 2007	PAINCARE HOLDINGS, INC.

	By:	/s/ Randy Lubinsky
Randy Lubinsky
Chief Executive Officer and Director